                                                                   Exhibit 10.3


                         AMENDED AND RESTATED AGREEMENT

     This Amended and Restated Agreement (the "Agreement") is made as of October 16, 2000 (the "Effective Date") between iGate Capital Corporation, a Pennsylvania corporation (hereinafter called the "Company") and Bruce Haney (hereinafter called the "Employee") and supercedes and replaces in all respects that Agreement made as of January 25, 2000 by and between Employee and Mastech Systems Corporation. This Agreement is entered into contemporaneously with the cancellation of certain stock options and the receipt of a restricted stock award granted by Company.

     WHEREAS, Employee has been employed by the Company as an at-will employee;

     WHEREAS, the Company and the Employee desire to amend the terms and conditions of the Employee's employment by the Company in the manner set forth herein;

     WHEREAS, this Agreement is necessary for the protection of Company's legitimate and protectible business interests in its customers, prospective customers, accounts and confidential, proprietary and trade secret information; and

     WHEREAS, this Agreement is a term and condition of Employee's employment and is made in consideration for the grant of a restricted stock award offered to Employee contemporaneously with this Agreement as well as Employee's continued employment and access to Company's customers, prospective customers, accounts, and confidential, proprietary and trade secret information.

     NOW THEREFORE, for the consideration set forth herein, the receipt and sufficiency of which is acknowledged by the parties, Company and Employee agree as follows:

     1.  DEFINITIONS.  As used herein:

          (a) "Company" shall mean iGate Capital Corporation and any affiliate of iGate Capital Corporation, including any direct or indirect parent or subsidiary of iGate Capital Corporation, as well as their respective operating divisions.

          (b) "Confidential Information" shall include, but is not necessarily limited to, any information which may include, in whole or part, information concerning the Company's accounts, sales, sales volume, sales methods, sales proposals, customers and prospective customers, prospect lists, identity of purchasing personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the Company, the Company's source of supply of products and/or personnel, sources of consultants, Company manuals, formulae, products, processes, methods, machines, compositions, ideas, improvements, inventions, research, computer programs, system documentation, software products, patented products, copyrighted information, know how and operating methods and any other trade secret or proprietary information belonging to the Company or relating to the Company's affairs that is not public information.

          (c) "Customer(s)" shall mean any individual, corporation, partnership, business or other entity (i) whose existence and business is known to Employee as a result of Employee's access to the Company's customer lists or Customer account information; or (ii) that is an entity with whom the Company has contracted or negotiated during the two (2) year period preceding the termination of Employee's employment.

     2. TERM. Subject to earlier termination as provided below, Employee's employment shall be for a term commencing as of the Effective Date and terminating upon the close of business on March 31, 2001 and may be extended or renewed only by a written agreement signed by Employee and an authorized representative of the Company. The term of this Agreement is referred to as "the term of this Agreement" or "the Term."

     3. DUTIES. Employee, who is employed in the position set forth on Schedule A hereof as of the date of this Agreement, agrees to be responsible for
----------
such duties as are commensurate with and required by such position and any other duties as may be assigned to Employee by Company from time to time. Employee further agrees to perform his or her duties in a diligent, trustworthy, loyal, businesslike, productive, and efficient manner and to use Employee's best efforts to advance the business and goodwill of Company. Employee further agrees to devote all of his or her business time, skill, energy and attention exclusively to the business of the Company and to comply with all rules, regulations and procedures of the Company. During the term of this Agreement, Employee will not engage in any other business for Employee's own account or accept any employment from any other business entity, or render any services, give any advice or serve in a consulting capacity, whether gratuitously or otherwise, to or for any other person, firm or corporation, other than as a volunteer for charitable organizations, without the prior written approval of the Company. Notwithstanding the foregoing, Employee shall be permitted to interview for prospective employment with other business entities, provided that
                                                                   --------
such interviews do not materially interfere with the performance of Employee's duties hereunder.

     4. COMPENSATION. As compensation for Employee's employment by the Company, the Company will pay the Employee the salary set forth on Schedule A
                                                                   ----------
hereto.

     5. BENEFITS. Employee will receive the standard Company benefits described in the Company Employee Handbook that is incorporated as though fully set forth in this Agreement and which may be modified at any time by the Company.

     6. EXISTING STOCK OPTIONS. Subject to the terms and conditions of this Agreement, any and all options to purchase shares of common stock or any other equity security of the Company previously granted to Employee under the Company's Stock Incentive Plan or otherwise (whether vested or unvested), including without limitation the options evidenced by the Stock Option Agreements attached hereto as Exhibit A, shall hereby be cancelled and forfeited
                              ---------
back to the Company immediately upon the Effective Date.

     7.  RESTRICTED STOCK AWARD.

          (a) Subject to the terms and conditions of this Agreement, simultaneously with the execution and delivery hereof, the Company shall grant Employee a Restricted Stock Award in the amount of Forty Thousand (40,000) shares (the "Restricted Stock") of common stock of the Company pursuant to the Company's Stock Incentive Plan (the "Plan") as currently in effect. Initially, all such shares of Restricted Stock shall be Unvested Restricted Stock (as defined in the Plan). As such, Employee shall have the benefit of the rights associated with the shares subject to the Restricted Stock Award as described in
Section 10 of the Plan and shall be bound by the restrictions on transferability set forth therein. The shares of Unvested Restricted Stock shall become vested in accordance with the following schedule: Eight Thousand (8,000) shares shall become vested and no longer subject to a risk of forfeiture on each of November 30, 2000, December 31, 2000, January 31, 2001, February 28, 2001 and March 31,
2001.

          (b) For the purpose of addressing any tax withholding obligation that may arise in connection with the Restricted Stock Award, the Company agrees to make available to Employee a loan of up to Sixty-Five Thousand Dollars ($65,000). Any such loan shall be full recourse, shall bear interest at the commercial lending rate then being used by PNC Bank, N.A. and shall be secured by a pledge of the shares subject to the Restricted Stock Award. One-half of the principal amount of the loan shall be due and payable on the midpoint of the Severance Period (as defined in Section 12(g) below) or, in the event that Employee is terminated for Cause (as defined herein), on the date of termination of Employee's employment with the Company and the Company may reduce the Severance Benefit owed to Employee by an amount sufficient to satisfy this payment. The remaining principal amount of the loan plus any accrued interest shall be due and payable on the last day of the Severance Period.

     8. POLICIES AND PRACTICES. Employee agrees to abide by all rules, regulations and instruments established by the Company including the policies, practices and procedures contained in the Company Employee Handbook which Employee has received and which is incorporated by reference as though fully set forth herein. The Company reserves the right to disregard the Company Employee Handbook in the event that a particular portion of the Company Employee Handbook conflicts with this Agreement or is deemed by the Company to be incompatible with Employee's position in the Company, and the Company may amend the Employee Handbook from time to time in its sole discretion.

     9. AGREEMENT NOT TO SOLICIT. In order to protect the business interest and good will of the Company in respect to customers and accounts, and to protect Confidential Information, Employee covenants and agrees that for the entire period of time that this Agreement remains in effect, and for a period of two (2) years after termination of Employee's employment for any reason he or she will not:

          (a) directly or indirectly contact any Customer of the Company for the purpose of soliciting such Customer to purchase, lease or license a product or service that is the same as, similar to, or in competition with those products and/or services made, rendered, offered or under development by the Company during Employee's employment with the Company;

          (b) directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by Employee to employ, any person who is employed by the Company at any time during the term of this Agreement, or in any manner to seek to induce any such person to leave his or her employment with the Company; or

          (c) directly or indirectly interfere with or attempt to disrupt the relationship, contractual or otherwise, between the Company and any of its employees or solicit, induce, or attempt to induce employees of the Company to terminate employment with the Company and become self-employed or employed with others in the same or similar business or any product line or service provided by Company.

Employee acknowledges that the Company is engaged in business throughout the United States as well as in other countries and that the marketplace for the Company's products and services is worldwide. Employee further covenants and agrees that the geographic, length of term and types of restrictions (non-solicitation restrictions, etc.) contained in this Agreement are reasonable and necessary to protect the legitimate business interests of the Company because of the scope of the Company's business. In the event that a court of competent jurisdiction shall determine that one or more of the provisions of this Section 9 is so broad as to be unenforceable, then such provision shall be deemed to be reduced in scope or length, as the case may be, to the extent required to make this Paragraph enforceable. If the Employee violates the provisions of this
Section 9, the periods described therein shall be extended by that number of days which equals the aggregate of all days during which at any time any such violations occurred.

     10. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. The Employee covenants and agrees during Employee's employment or any time after the Termination of such employment, not to communicate or divulge to any person, firm or corporation, either directly or indirectly, and to hold in strict confidence for the benefit of the Company, all Confidential Information except that employee may disclose such Information to persons, firms or corporations who need to know such Information during the course and within the scope of Employee's employment. Employee will not use any Confidential Information for any purpose or for his or her personal benefit other than in the course and within the scope of Employee's employment.

          (a) Work Made For Hire. Employee recognizes and understands that his or her duties at Company have included and may continue to include the preparation of materials, including computer software and other written or graphic materials, and that any such materials conceived or written by him or her were done and shall continue to be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 USC 1 et seq. In the event of publication of such materials, Employee understands that since the work is a "work made for hire," the Company will solely retain and own all rights in all such materials, including the right to copyright.

          (b) Disclosure of Discoveries, Ideas and Inventions. Employee represents that he does not have any right, title or interest in, nor has he made or conceived wholly or in part prior to the commencement of his employment by the Company any discovery, idea and invention.

          (c) Disclosure of Other Discoveries, Ideas and Inventions/Assignment of Patents. Employee shall disclose promptly to the Company, any and all works, inventions, discoveries and improvements authored, conceived or made by Employee during the period of employment and related to the business or activities of the Company, solely or jointly with others, which is related to the lines of business, work or investigation of the Company at the time of such discovery, idea or invention or which results from, or is suggested by, any work which the Employee may do for or on behalf of the Company, and hereby assigns and agrees to assign all his interest therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the interest therein and shall assist the Company in every proper way (entirely at the Company's expense, including reimbursement to him for all expense and loss of income) to obtain such patents and copyrights and to enforce them. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authored, conceived or made by Employee during the period of employment, and shall be binding upon Employee's assigns, executors, administrators and other legal representatives. All such works, inventions, discoveries and improvements shall remain the sole and exclusive property of the Company, whether patentable or not.

     11. RETURN OF MATERIALS. Upon termination of employment with Company for any reason, Employee shall promptly deliver to Company the originals and copies of all correspondence, drawings, manuals, computerized information, letters, notes, notebooks, reports, prospect lists, flow charts, programs, proposals, and any documents concerning Company's customers or suppliers and, without limiting the foregoing, will promptly deliver to Company any and all other documents or materials containing or constituting Confidential Information.

     12.  TERMINATION; SEVERANCE.

          (a) Upon Expiration of this Agreement.  Unless otherwise terminated as
              ---------------------------------
provided below, Employee's employment with the Company shall terminate upon the expiration of the term of this Agreement as set forth in Section 2 hereof. Upon such termination Employee shall be entitled to a severance benefit (the "Severance Benefit"), which in this case, shall be equal to Two Hundred Twenty-Five Thousand Dollars ($225,000) (nine (9) times the Employee's monthly salary as set forth on Schedule A). The Severance Benefit shall be paid in the form of
                ----------
salary continuation during the subsequent nine-month period in accordance with the Company's then existing payroll practices and shall include the continuation throughout such severance period of all benefits then currently enjoyed by the Employee; provided that such benefits are also available to full time employees
          --------
of the Company, including but not limited to health, life and disability coverage. In no event shall any Severance Benefit payments be made pursuant to this subsection unless and until Employee executes and delivers to the Company a general release substantially in the form attached hereto as Exhibit B.
                                                             ---------

          (b) Upon Death of Employee.  In the event of Employee's death during
              ----------------------
the Term, Employee's employment under this Agreement shall immediately and automatically terminate. The Company shall pay to Employee's designated beneficiary or, if no beneficiary has been designated by Employee, to Employee's estate, any earned and unpaid salary, prorated through the date of death, and Employee shall be entitled to a Severance Benefit equal to Two Hundred Twenty-Five Thousand Dollars ($225,000) (nine (9) times the Employee's monthly salary as set forth on Schedule A). The
                                                              ----------
Severance Benefit shall be paid in the manner and form set forth in Section 12(a) above. In addition, upon the death of Employee during the Term, all unvested shares subject to the Restricted Stock Award shall immediately become vested.

          (c) Upon Disability.  The Company may terminate Employee's employment
              ---------------
under this Agreement prior to the expiration of this Agreement upon notice to Employee, in the event that Employee becomes disabled during Employee's employment under this Agreement through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of Employee's duties and responsibilities. Upon such termination, the Company shall pay Employee any earned and unpaid salary, prorated through the date of such termination, and Employee shall be entitled to a Severance Benefit equal to Two Hundred Twenty-Five Thousand Dollars ($225,000) (nine (9) times the Employee's monthly salary as set forth on Schedule A). The
                                                              ----------
Severance Benefit shall be paid in the manner and form set forth in Section 12(a) above. In addition, upon Employee's termination pursuant to this subsection, all unvested shares subject to the Restricted Stock Award shall immediately become vested.

          (d) By the Company for Cause.  The Company may terminate Employee's
              ------------------------
employment under this Agreement for Cause at any time upon notice to Employee setting forth in reasonable detail the nature of such Cause. The following shall constitute "Cause" for termination:

               (i) Employee's gross negligence in the performance of, Employee's duties and responsibilities to the Company; or

               (ii) Any act or omission by Employee in the performance of his duties which constitutes a felony or involves fraud.

Upon the giving of notice of termination of Employee's employment under this Agreement for Cause, the Company shall have no further obligation or liability to Employee, other than for salary earned and unpaid at the date of termination, and all shares subject to the Restricted Stock Award (whether vested or unvested) shall be forfeited back to the Company.

          (e) By the Company Other Than for Cause.  The Company may terminate
              -----------------------------------
Employee's employment under this Agreement other than for Cause upon notice to Employee. Upon termination other than for cause pursuant to this subsection:
(i) the Company shall pay Employee any earned and unpaid salary, prorated through the date of such termination, and Employee shall be entitled to a Severance Benefit equal to Two Hundred Twenty-Five Thousand Dollars ($225,000) (nine (9) times the Employee's monthly salary as set forth on Schedule A); and
                                                              ----------
(ii) all unvested shares subject to the Restricted Stock Award shall immediately become vested. The Severance Benefit shall be paid in the manner and form set forth in Section 12(a) above.

          (f) Voluntarily by Employee.  Employee may terminate Employee's
              -----------------------
employment under this Agreement upon fifteen (15) days notice to the Company. Upon the date of such termination, (i) the Company shall pay Employee any earned and unpaid salary, prorated through the date of such termination, and (ii) Employee shall be entitled to a Severance Benefit equal to the product of: (A) Two Hundred Twenty-Five Thousand Dollars ($225,000); multiplied by (B) a fraction the numerator of which is equal to the number of calendar days from the beginning of the Term through the date of Employee's termination and the denominator of which is equal to One Hundred Sixty-Six (166). The Severance Benefit shall be paid in the form of salary continuation during the number of successive pay dates necessary to pay the aggregate amount of the Severance Benefit in accordance with the Company's then existing payroll practices and shall include the continuation throughout such period of all benefits then currently enjoyed by the Employee provided that such benefits are also available to full time employees of the Company, including but not limited to health, life and disability coverage. Upon termination pursuant to this subsection, all shares of Restricted Stock that are not then vested shall be immediately forfeited back to the Company.

Notwithstanding any of the foregoing, the covenants contained in Sections 8, 9, 10, 11, 13, 14, 15, 16, 17, and 19 hereof shall survive the termination of Employee's employment under this Agreement.

          (g) Severance Period.  The number of months during which Employee is
              ----------------
entitled to be paid the Severance Benefit shall be herein defined as the "Severance Period."

     13. ENTIRE AGREEMENTS. This Agreement supersedes all prior agreements, written or oral, between the parties hereto concerning the subject matter hereof.

     14. CHOICE OF LAW, JURISDICTION AND VENUE. The parties agree that this Agreement shall be deemed to have been made and entered into in Pennsylvania and that the Law of the Commonwealth of Pennsylvania shall govern this Agreement. Jurisdiction and venue is proper in any proceeding by the Company to enforce its rights hereunder filed in any court geographically located in Allegheny County, Pennsylvania.

     15. ACKNOWLEDGMENTS OF EMPLOYEE. Employee hereby acknowledges and agrees that:

          (a) This Agreement is necessary for the protection of the legitimate business interests of the Company.

          (b) the restrictions contained in this Agreement may be enforced in a court of law whether or not Employee is terminated for Cause or other than for Cause or for performance related reasons;

          (c) The execution and delivery of this Agreement is a mandatory condition precedent to the Employee's receipt of the consideration provided herein;

          (d) Employee has no intention of competing with the Company within the limitations set forth above;

          (e) Employee has received adequate and valuable consideration for entering into this Agreement;

          (f) Employee's covenants shall be construed as independent of any other provision in this Agreement and the existence of any claim or cause of action Employee may have against the Company, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by Company of these covenants;

          (g) this Agreement does not prevent Employee from earning a livelihood after termination of employment; and

          (h) Employee further acknowledges that his or her education and experience enables Employee to work for different types of employers, so that it will not be necessary for Employee to violate the provisions of this Agreement in order to remain economically viable.

     16. FULL UNDERSTANDING. Employee acknowledges that Employee has carefully read and fully understands all of the provisions of this Agreement and that Employee, in consideration for the compensation set forth herein, is voluntarily entering into this Agreement.

     17. EQUITABLE RELIEF; FEES AND EXPENSES. Employee stipulates and agrees that any breach of this Agreement by Employee will result in immediate and irreparable harm to the Company, the amount of which will be extremely difficult to ascertain, and that the Company could not be reasonably or adequately compensated by damages in an action at law. For these reasons, the Company shall have the right, without objection from Employee, to obtain such preliminary, temporary or permanent injunctions or restraining orders or decrees as may be necessary to protect the Company against, or on account of, any breach by Employee of the provisions of this Agreement. Such right to equitable relief is in addition to all other legal remedies the Company may have to protect its rights. In the event the Company obtains any such injunction, order, decree or other relief, in law or in equity, Employee shall be responsible for reimbursing the Company for all costs associated with obtaining the relief, including reasonable attorneys' fees, and expenses and costs of suit. In the event that Employee is successful in defending this matter, Company agrees to reimburse Employee for all legal expenses incurred in such defense. Employee further covenants and agrees that any order of court or judgment obtained by the Company which enforces the Company's rights under this Agreement may be transferred, without objection or opposition by Employee, to any court of law or other appropriate law enforcement body located in any other country in the world where Company does business, and that said court or body will give full force and effect to said order and or judgment.

     18. AMENDMENTS. No supplement, modification, amendment or waiver of the terms of this Agreement shall be binding on the parties hereto unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any failure to insist upon strict compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of any such terms or conditions.

     19. SUCCESSORS IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the successors, assigns, heirs and legal representatives of the parties hereto. The Company shall have the right to assign this Agreement in connection with a merger involving the Company or a sale or transfer of substantially all of the business and assets of the Company, and Employee agrees to be obligated by this Agreement to any successor, assign or surviving entity.

     20. HEADINGS. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

               [remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Amended and Restated Agreement to be executed as of the day and year first above written.

iGATE CAPITAL                          Bruce Haney
CORPORATION (COMPANY)                  (EMPLOYEE)


By: ______________________________     ___________________________________

                                  Bruce Haney
                            Personal & Confidential
                                   SCHEDULE A


                               (1)  Compensation
     Your salary will be $25,000 per month and will be subject to all federal, state, local taxes and withholdings.


                         (2)  Outside Board Memberships
     This will serve as written approval for you to continue your Board Memberships with Infosage Inc. and CTR Systems Inc.


                                 (3)  Position
     [Senior Vice President and Chief Financial Officer of iGate Capital Corporation.]

                                  Bruce Haney
                            Personal & Confidential
                                   EXHIBIT A

                            Stock Option Agreements

                                   (attached)

                                  Bruce Haney
                            Personal & Confidential
                                   EXHIBIT B

                                Form of Release

                                   (attached)